UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): January 17, 2006

Commission File No. 0-18387

PEGASUS AIRCRAFT PARTNERS II, L.P.
(Exact name of registrant as specified in its charter)
State of Organization: Delaware
IRS Employer Identification No. 84-1111757
Four Embarcadero Center, 35th Floor, San Francisco, California 94111
Telephone — (415) 434-3900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events:
Pegasus Aircraft Partners II, L.P. (the “Partnership”) will be distributing $0.15 per $20 Unit on January 17, 2006 to Unit holders of record as of January 2, 2006. The Partnership is liquidating assets and this is a one-time distribution, being made after a review of current and anticipated financial needs. On January 5, 2006 the Partnership sold its McDonnell Douglas DC-9 airframe and engines for total proceeds of $200,000 and is expected to sell its last aircraft, a Boeing 727-200 freighter, by January 31, 2006, for total proceeds of $200,000 pursuant to a Letter of Intent dated December 13, 2005. Upon the sale of its last aircraft, the Partnership will liquidate and make a final distribution of remaining cash available pursuant to the Partnership Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEGASUS AIRCRAFT PARTNERS II, L.P. (Registrant)
By:	Air Transport Leasing, Inc.
Administrative General Partner

January 17, 2006	By:	/S/Clifford B. Wattley
Clifford B. Wattley
President, Director, Chief Financial and Accounting Officer

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